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                                                                    EXHIBIT 99.1

                                                                   PRESS RELEASE

PRESS CONTACT:                               INVESTOR RELATIONS CONTACT:
Robyn Jenkins                                Roberta DeTata
Cisco Systems, Inc.                          Cisco Systems, Inc.
(408) 853-9848                               (408) 527-6388
rojenkin@cisco.com                           redetata@cisco.com

INDUSTRY ANALYST RELATIONS CONTACT:
Dora Ferrell
Cisco Systems, Inc.
(408) 527-4202
dferrell@cisco.com


        CISCO SYSTEMS COMPLETES ACQUISITION OF EXIO COMMUNICATIONS, INC.

     SAN JOSE, Calif., Feb. 26, 2001 -- Cisco Systems, Inc., today announced it has completed the acquisition of privately held ExiO Communications, Inc.

     On Dec. 14, 2000, Cisco announced a definitive agreement to acquire ExiO Communications, Inc., a leading developer of in-building, wireless technologies for corporate networks based on standard, Code Division Multiple Access (CDMA) technologies. The acquisition enhances Cisco's New World strategy for addressing the in-business wireless market requiring a solution based on next-generation CDMA technologies. ExiO's wireless telephony solution builds on Cisco's existing wireless technology that enables enterprise customers to add the convenience of mobility to voice-over-IP (Internet Protocol) services. This acquisition is being accounted for as a purchase.

ABOUT CISCO SYSTEMS

     Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

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